Exhibit 32.1

                        CERTIFICATION OF PERIODIC REPORT
                         Pursuant to 18 U.S.C. ss. 1350

          Pursuant to, and for purposes only of, 18 U.S.C. ss. 1350, each of the undersigned hereby certifies that (i) the Quarterly Report of Shore Bancshares, Inc. on Form 10-Q for the quarter ended September 30, 2003 filed with the
 Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Shore Bancshares, Inc.


Date: November 14, 2003          By: /s/ W. Moorhead Vermilye
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                                     W. Moorhead Vermilye
                                     President/Chief Executive Officer



Date: November 14, 2003          By: /s/ Susan E. Leaverton
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                                     Susan E. Leaverton, CPA
                                     Treasurer/Principal Accounting Officer